EXHIBIT 99.1

[ConocoPhillips Letterhead]

September 22, 2004

ConocoPhillips Board of Directors
ConocoPhillips
600 N. Dairy Ashford
Houston, Texas 77079

Dear Directors:

In accordance with my views of good corporate governance, which I know you share, it is my preference to serve as Chairman, Chief Executive Officer and President of ConocoPhillips effective October 1, 2004, without an employment agreement.

Consequently, I agree that the Employment Agreement dated November 18, 2001, between the company and me shall terminate as of October 1, 2004, with no further force or effect.

Sincerely,

/s/ James J. Mulva
James J. Mulva

Acknowledged and Agreed

ConocoPhillips

By:	/s/ Stephen F. Gates
Stephen F. Gates, Senior Vice President and General Counsel
under authority of the Board of Directors
given September 22, 2004